UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: June 24, 2010

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors

Effective on June 24, 2010, Yulin Hao resigned from his position as a member of the Board of Directors of Advanced Battery Technologies, Inc.

Effective on June 24, 2010, the Board elected Chi Quan Xue to serve as a member of the Board of Directors.  Mr. Chi will also serve on the Audit Committee and as Chairman of the Nominating and Corporate Governance Committee.  Information about Chi Quan Xue follows:

Chi Quan Xue.  Mr. Chi brings to Advanced Battery Technologies an expertise in finance acquired through over 40 years of experience in the Chinese banking industry.  Since 2004 Mr. Chi has been a private consultant to Chinese companies seeking access to overseas capital markets.  From 1998 to 2004 Mr. Chi was employed as President of the Heilongjiang Province branch of the Country Development Bank.  From 1990 to 1998 Mr. Chi was employed as President of the Heilongjiang Province branch of the China Investment Bank.  Previously Mr. Chi served in executive positions with the China Construction Bank.  Mr. Chi graduated in 1964 from the Heilongjiang Province College of Finance.  He is 66 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: June 25, 2010	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer